Exhibit 1.01

CONFLICT MINERALS REPORT OF

Peloton Interactive, Inc.

FOR THE REPORTING PERIOD FROM JANUARY 1, 2025 TO

DECEMBER 31, 2025

I.Introduction

Peloton Interactive, Inc. (“we,” “our,” “us,” “Peloton,” or the “Company”) provides this Conflict Minerals1 Report for calendar year 2025 (the “Reporting Period”) in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended. In this report, the words “we,” “us,” “our,” “the Company,” and “Peloton”, refer to Peloton Interactive, Inc. and its wholly owned subsidiaries, unless the context requires otherwise.

At Peloton, we are committed to respecting and protecting the human rights for all our stakeholders, including our team members, Members (as defined below), partners, and individuals at all levels of our supply chain. We designed our processes to enable sufficient knowledge of input materials and components to reasonably assure that they were obtained from sources in compliance with applicable laws and regulatory requirements, including those relating to conflict minerals. As part of our commitment to responsible sourcing practices, we undertook due diligence with respect to potential sourcing of tin, tungsten, tantalum, and gold (“3TG” or “conflict minerals”) materials within our products. Our due diligence efforts were consistent with the internationally recognized framework set forth in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related supplements.

The statements below are based on the activities performed to date in good faith by the Company and are based on the infrastructure and information available at the time of this filing. Factors that could cause actual results to differ materially from these statements include, but are not limited to, incomplete supplier data or available smelter data, errors or omissions by suppliers or smelters, evolving identification of smelters, incomplete information from industry or other third-party sources, continuing guidance regarding U.S. Securities and Exchange Commission (“SEC”) final rules, and other issues.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this report other than statements of historical fact, including, without limitation, statements regarding our future conflict minerals due diligence efforts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date of this report, and we undertake no obligation to update any of these forward-looking statements for any reason after the date of this report or to conform these statements to actual results or revised expectations, except as required by law.

II.Overview

Company Profile

1 The term “conflict mineral” is defined in Section 1502(e)(4) of the Dodd-Frank Wall Street Reform and Consumer Protection Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or an adjoining country.
2 OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris. http://dx.doi.org/10.1787/9789264252479-en.

Exhibit 1.01

Peloton is a leading global fitness and wellness company that empowers people to live fit, strong, long, and happy, by providing fitness and wellness experiences to Members (as defined below) anytime, anywhere. We have a highly engaged community of Members across the United States, United Kingdom, Canada, Germany, Australia, and Austria. As a category innovator at the nexus of fitness and wellness, technology, and media, we deliver experiences through our world-renowned instructors, premium hardware and innovative software, personalization, extensive modalities, and an expansive content library.

We define a “Member” as any individual who has a Peloton account through a Paid Connected Fitness Subscription or a Paid App Subscription, inclusive of the Peloton App+, App One, Strength+, and Breathwrk Memberships (our “Peloton Apps”), and engages in one or more workouts in the trailing 12-month period. We define workout engagement as either (i) completing the lesser of 50% or 10 minutes of Instructor-led classes, Scenic (guided, time, and distance-based rides filed in locations around the world), and Lanebreak workouts (our game-inspired workout experience); (ii) at least 10 minutes of any activity tracking workout (such as “Just Ride,” “Just Run,” or “Just Row”), or Peloton Entertainment workout (video streaming); (iii) at least 5 minutes of any Strength+ workout with 80% of sets marked complete; or (iv) at least 10 minutes of any Breathwrk class.

We define a “Paid Connected Fitness Subscription” as a person, household, or commercial property, such as a hotel or residential building, that has paid for a subscription to a Connected Fitness Product (a Connected Fitness Subscription with a successful credit card billing or with prepaid subscription credits or waivers). “Paid App Subscriptions” include all subscriptions to our Peloton Apps for which we currently receive payment.

We have determined that, during the Reporting Period, conflict minerals were likely necessary to the functionality or production of certain products that Peloton, and its wholly-owned subsidiary, Precor Inc. (“Precor”), manufactured or contracted to manufacture, based on the inclusion of metal and electronic components that contain 3TG materials. Although Peloton does not directly purchase, procure, or source conflict minerals, and is many steps removed from the mining of conflict minerals, we are committed to meeting internationally accepted due diligence standards for primary minerals in our supply chain. Our responsible minerals sourcing program includes requirements that apply to all levels of Peloton’s and Precor’s supply chain.

Peloton maintains a conflict minerals policy that reflects our commitments to conflict-free sourcing. The link to this Policy is maintained on Peloton’s website at:

https://investor.onepeloton.com/corporate-governance.

Reasonable Country of Origin Inquiry Information

We have conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether the necessary conflict minerals originated in the DRC or an adjoining country, or came from recycled or scrap sources.

Similar to other companies our size, our supply chain is complex, consisting of a number of suppliers across many countries that provide products and components. Peloton does not purchase raw ore or unrefined minerals from, or conduct business directly with, any SORs. Peloton is downstream from SORs, with many layers of suppliers between Peloton and 3TG SORs. We source our products and components from suppliers, which, in turn, source materials described in this report from sub-tier suppliers. Given the nature of our supply chain, we relied on the information concerning the source of 3TG in our products provided by our in-scope direct suppliers, who in turn gathered the information from their upstream suppliers.

The Company’s RCOI process included reviewing the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope under Rule 13p-1 and conducting an inquiry of our direct suppliers of the in-scope products using the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”). Based on the results of our RCOI, which indicated sourcing from the DRC or an adjoining country, we exercised due diligence on the source and chain of custody of the conflict minerals in accordance with the OECD Due Diligence Guidance. Our due diligence efforts are discussed further in this Conflict Minerals Report.

Due Diligence Program Design

The Company designed its conflict minerals program to conform, in all material respects, with the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold, specifically as they relate to our position in the minerals supply chain as a “downstream” company:

Step 1: Establish strong company management systems

Exhibit 1.01
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices
Step 5: Report annually on supply chain due diligence

III.Due Diligence Measures Performed by The Company

Consistent with the five steps of the OECD Due Diligence Guidance, Peloton has undertaken the following steps to reasonably determine the country of origin of, and to exercise due diligence in, the 3TG mineral supply chain.

Step 1: Establish strong company management systems

We have established and maintain certain policies, procedures, and systems, in connection with the mineral supply chain and our commitments related thereto:

a.Supplier Code of Conduct – Peloton’s Supplier Code of Conduct (the “Supplier Code”), which incorporates Peloton’s Conflict Minerals Policy, applies to all levels of Peloton’s supply chain, including our trusted partners and sub-tier suppliers. The Supplier Code and Conflict Minerals Policy are based on industry and internationally accepted principles, including the International Labour Organization’s Labour Standards and the OECD Due Diligence Guidance.

b.Conflict Minerals Policy – The Conflict Minerals Policy highlights the Company’s commitment to complying with the reporting and due diligence obligations required by Rule 13p-1 and the Company’s expectations that our suppliers comply with the same obligations. The policy is available on our corporate website at https://investor.onepeloton.com/corporate-governance.

c.Policy Commitments – The Supplier Code sets forth Peloton’s commitments for our suppliers in the areas of labor and human rights, health and safety, the environment, integrity in business dealings, and other risk areas. The Company’s policy commitments are sustained through the structures and processes set forth below. The Supplier Code establishes five Guiding Principles that shape our commitments to help maintain a responsible and ethical supply chain. A key Guiding Principle is acting as a responsible global citizen, which encompasses our conflict minerals due diligence commitments as reflected in the Company’s Conflict Minerals Policy.

d.Other Relevant Policies – We maintain other policies relevant to the Company’s Conflict Minerals commitments, which include the following:

The Company’s Code of Conduct: Sets forth the standards that govern all of our business dealings and establishes expectations for everyone at Peloton. Peloton’s commitments in the Code of Conduct are reflected in the Supplier Code, and we expect our partners and sub-tier suppliers to be aware of and adhere to Peloton’s standards and Guiding Principles for maintaining a responsible and ethical supply chain.

Global Integrity Reporting Policy: Applies to Peloton’s team members, directors, and officers, and contractors, and sets forth our approach to protecting and supporting individuals who report potential misconduct.

e.Peloton Management Systems – The Peloton Safety, Compliance, Policy and Regulatory Affairs, and Procurement Teams, in coordination with other stakeholders, manage the Company’s Conflict Minerals diligence efforts. These efforts include senior leadership involvement to ensure that critical information, including the Company’s conflict minerals standard and the Supplier Code, reach relevant team members and all suppliers. These teams coordinate efforts related to Peloton’s Supplier Code and across Peloton’s business teams and functions, including Supply Chain, Product, legal, and finance. The Safety, Compliance, Policy and Regulatory Affairs, and Procurement teams regularly report to, and consult with, Peloton’s senior management to review progress and set ongoing commitments for our responsible sourcing of materials and environmental due diligence efforts.

f.Board Oversight – Peloton’s Board of Directors oversees Peloton’s Chief Executive Officer and other senior management in the competent and ethical operation of Peloton on a day-to-day basis related to conflict minerals. The Audit Committee assists Peloton’s Board of Directors in monitoring significant business risks, including operational and reputational risks.

g.Internal Engagement – The Company administers a role based program to ensure that team members involved with the conflict minerals process are aware of the goals of its program, and its reporting obligations as a public company.

Exhibit 1.01
h.Supplier Engagement – The Company communicates its Conflict Minerals Policy and provides educational materials to its in-scope suppliers, enforced by the Supplier Code. In-scope suppliers are informed of the Company’s conflict minerals disclosure requirements on an annual basis when the Company requests information in connection with the Conflict Minerals Policy, along with recommendations for developing, implementing, and documenting a conflict minerals compliance program.

i.Company Level Reporting Mechanism – Stakeholders, internal and external, can communicate directly and confidentially with the Company’s Safety, Ethics and Compliance team by reporting through available channels. For example, Peloton maintains a dedicated, external Integrity Helpline so that team members, contractors, and supplier partners can raise concerns or report misconduct on a confidential basis. Concerns can be reported anonymously. All concerns are reviewed by dedicated investigators through our confidential investigation processes.

Step 2: Identify and assess risks in the supply chain

We performed the following steps as part of our risk management process:

a.Identified products in scope – Peloton conducted a detailed review of the products manufactured or contracted to be manufactured during the Reporting Period to identify products that should be deemed in-scope as described by the Adopting Release.

b.Conducted RCOI – The Company utilized the most recent version of the industry-developed CMRT to query our suppliers for conflict minerals information. We requested this information from the Tier 1 suppliers who provide materials and components for the products deemed in-scope by our Conflict Minerals team. We evaluated the responses from the templates submitted by our suppliers to determine our reporting obligation based on this RCOI. See Appendix I for a list of countries of origin identified through the RCOI process.

c.Completed additional follow-up – The Company contacted direct suppliers multiple times to request detailed conflict minerals information. We worked to clarify and validate the accuracy of information provided by our suppliers through standardized feedback questions to address any issues or uncertainty with the template provided when necessary and/or obtaining additional information upon request (product identification, order numbers, or shipping addresses) to help ensure we received conflict minerals information specific to our supply-chain.

d.Identified smelters or refiners (“SORs”) – The Company compiled a list of SORs in our supply chain using our suppliers’ responses in their CMRTs. The Company reconciled this list to the list of smelter facilities designated by the RMI’s Responsible Minerals Assurance Process (“RMAP”). The RMAP conducts independent, third-party audits of SORs to determine which have validated systems that help ensure the minerals were responsibly sourced according to the OECD Due Diligence Guidance. The Company also utilized information provided by the London Bullion Market Association (“LBMA”), and Responsible Jewelry Council (“RJC”) cross-recognition audit programs. The Company maintains a database of smelter aliases to reconcile suppliers’ smelters lists to the list of RMI SORs. We have provided that list in this report within section IV – Product Description; Processing Facilities.

Step 3: Design and implement a strategy to respond to identified risks

We performed the following steps as part of our risk management plan:

a.Reporting results to senior management – The Conflict Minerals team reports the results of our RCOI to senior management. These communications included the Conflict Minerals team’s plan to respond, as needed, to risks identified in the due diligence processes.

b.Designed and implemented a plan – The Company used established risk rating criteria to evaluate suppliers based on the responses provided within their CMRTs, as well as any additional documentation furnished to support those responses and the suppliers’ due diligence processes. The resulting risk ratings were used to develop specific supplier outreach and training to address the identified risks and to take corrective actions with suppliers found not in compliance with the Company’s Conflict Minerals Policy. This includes additional outreach to suppliers who failed to respond to our multiple requests for information, suppliers who provided inconsistent or erroneous information, and suppliers who indicated they had received responses from less than 50% of their in-scope suppliers. Our Conflict Minerals team further reviews the responses to verify the validity of SORs reported by our suppliers, the audit status of such SORs and the country of origin of the minerals processed at such facilities.

c.Provided informational materials – The Company provided each supplier with informational materials that explain Section 1502 of the Dodd Frank Act, the OECD framework, the RCOI process, and general information on the contents of the most

Exhibit 1.01
recent revision of the CMRT (including definitions of common phrases and frequently asked questions). These materials are provided to suppliers at the time of the initial request for a completed CMRT. The informational materials serve as a point of reference for suppliers that are unfamiliar with the rule and helps to limit the risk of obtaining inaccurate information from them. We offer assistance to our suppliers throughout the process to improve the quality of the information provided to us.

d.Identified SORs – As part of the risk mitigation process, the Company reconciled the list of SORs collected from suppliers to the list of smelter facilities validated by the RMI.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

The Company uses information provided by independent third-party audit programs, including the RMI RMAP, LBMA, and RJC, to confirm the existence, and verify the OECD-conformance status, of SORs identified during our due diligence.

The Company encouraged participation in the RMAP and requested the SORs to provide the mines and/or locations from which the SOR sources to assist in identifying all countries of origin.

The Company is also a member of the RMI (under member ID PLTN). As a member, the Company financially supports the development of the RMAP through its member dues and utilizes the RMI data to determine the country of origin of conflict minerals in the Company’s products in addition to the Company’s efforts of reaching out to smelters.

Step 5: Report annually on supply chain due diligence

Accordingly, this Conflict Minerals Report has been filed with the SEC and is available on our investor relations website at https://investor.onepeloton.com.

IV.Product Description; Processing Facilities

Our Connected Fitness Products

We provide Members with expert instruction and world-class content to create impactful and entertaining workout and wellness experiences for anyone, anywhere, and at any stage in their fitness journey. At home, outdoors, traveling, or at the gym, we offer an immersive and personalized experience. With a vast library of classes across many fitness disciplines, Members can access Peloton content via our hardware or our Peloton Apps, which can be accessed via phone, tablet, computer, or TV, allowing Members to work out when, where, and how they want. Our business is managed and our financial results are reported on a segment basis, consisting of Connected Fitness Products and Subscriptions. Our Connected Fitness Products are subject to Rule 13p-1 and include the Peloton Pro series, a refresh of our portfolio of commercial-certified Peloton-branded products, which includes the Bike+ Pro, Tread+ Pro, and Row+ Pro, as well as our Cross Training Series, a refreshed portfolio of Connected Fitness Products, which include:

●Peloton Bike: The original Peloton Bike combines fitness, technology, and media, to connect riders to live and on-demand workouts led by Peloton Instructors. It features a carbon steel frame, a nearly silent belt drive, durable magnetic resistance, and a rotating 22” high-definition (“HD”) touchscreen with built-in stereo speakers to stream live and on-demand classes, all in a compact 4’ by 2’ footprint. The Peloton Bike also offers alternative workout experiences like Peloton Entertainment, Scenic, and Lanebreak. The original Peloton Bike is available in the United States, Canada, the United Kingdom, Germany, Australia and Austria.

●Peloton Bike+: The Peloton Bike+ includes all original Peloton Bike features, but introduces an upgraded 24”, 360-degree rotating HD touchscreen display, allowing Members to easily pivot and tilt the screen for floor-based routines. Resistance on the Peloton Bike+ is controlled digitally with an electronic braking system that enables an Instructor-led “Auto Follow” feature. Additional hardware components include a three-speed fan for optimal airflow, Sonos-tuned speakers, a powerful built-in soundbar and subwoofer system, and a front-facing, movement-tracking camera powered by Peloton IQ for real-time form correction, repetition tracking, and weight suggestions. The Peloton Bike+ is currently available for purchase in the United States, Canada, the United Kingdom, Germany, Australia and Austria.

●Peloton Tread: The Peloton Tread combines a treadmill hardware design with Peloton’s Instructor-led running, walking, hiking, and bootcamp content, as well as Peloton Entertainment, Scenic, and Lanebreak. It maintains an ample running surface area and runner comfort in an affordable and compact form. The Peloton Tread features a sleek belt drive, a rotating 24” HD touchscreen with integrated soundbar and subwoofer, heart rate monitor integration, and hardware control elements unique to Peloton, including dial control knobs, jump buttons, and an auto-incline feature. The Peloton Tread is currently available for purchase in the United States, Canada, the United Kingdom, Australia, and Germany.

Exhibit 1.01

●Peloton Tread+: The Peloton Tread+ includes all base Peloton Tread features and incorporates a shock-absorbing rubber-slat belt and ball bearing system designed for low-impact training. It features an upgraded 32” swivel HD touchscreen with a 20-watt sound bar, ergonomic pace and incline control knobs, and a rear safety guard that enhances the product’s safety features. The Peloton Tread+ further incorporates an integrated three-speed fan for optimal airflow, Sonos-tuned speakers, hands-free control, and a front-facing, movement-tracking camera powered by Peloton IQ for real-time form correction, repetition tracking, and weight suggestions.

●Peloton Row+: The Peloton Row+ combines innovative software, premium hardware design, and exclusive Peloton content to deliver a unique low-impact, full-body cardio and strength rowing workout. The Peloton Row+ features a rotating HD touchscreen, proprietary rowing form assistance and form guidance technology, an integrated three-speed fan for optimal airflow, Sonos-tuned speakers, and hands-free control. It also incorporates a front-facing, movement-tracking camera powered by Peloton IQ for repetition tracking and weight suggestions. The Peloton Row+ is currently available for purchase in the United States and Canada.

Precor Products and Services

Precor products and services span across all major categories, including cardio, connected fitness consoles, strength, and functional fitness. Precor cardio products include treadmills, Elliptical Fitness Crosstrainers, adaptive motion trainers, bikes, and a StairClimber. Cardio products may be equipped with touchscreen internet-connected fitness consoles, or non-internet-connected LED consoles. Precor strength products include a variety of selectorized and plate-loaded machines, as well as functional multi-station units, benches, racks, and stretching equipment.

Processing Facilities

Based on our due diligence process and the information received from our suppliers, the facilities listed in the table below were identified by the Company’s suppliers as the smelters and refiners of the 3TG present in and necessary to the functionality of products manufactured for the Company in the Reporting Period. As such, this smelter list is presented in good faith as the best information we have to date. During the Reporting Period, we identified 216 SORs in our supply chain. This list may contain smelters that are not in our supply chain and/or there may be other smelters in our supply chain which have not yet been identified by our due diligence process.

Metal	Smelter Name	Country	Smelter ID
Gold	ABC Refinery Pty Ltd.	AUSTRALIA	CID002920
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Agosi AG	GERMANY	CID000035
Gold	Gold Corporation - The Perth Mint	AUSTRALIA	CID002030
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Dowa	JAPAN	CID000401
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	ASAHI METALFINE, Inc.	JAPAN	CID000082
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Gold by Gold Colombia	COLOMBIA	CID003641
Gold	Aurubis AG, Hamburg	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176

Exhibit 1.01

Metal	Smelter Name	Country	Smelter ID
Gold	Glencore Canada Corporation - CCR Refinery	CANADA	CID000185
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Chugai Mining	JAPAN	CID000264
Gold	Coimpa Industrial LTDA	BRAZIL	CID004010
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Dongwu Gold Group	CHINA	CID003663
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004755
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA	CID002243
Gold	GG Refinery Ltd.	TANZANIA, UNITED REPUBLIC OF	CID004506
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	HONG KONG	CID000707
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA	CID004714
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JX Advanced Metals Corporation	JAPAN	CID000937
Gold	Kazzinc Ltd	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	CID003575
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MKS PAMP SA	SWITZERLAND	CID001352
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	AUSTRIA	CID002779

Exhibit 1.01

Metal	Smelter Name	Country	Smelter ID
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAFINA A.S.	CZECHIA	CID002290
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA	CID002750
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	Materion Newton Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Kinzoku Company, Limited	JAPAN	CID001192
Tantalum	NPM Silmet OU	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	PowerX Ltd.	RWANDA	CID004054
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Exhibit 1.01

Metal	Smelter Name	Country	Smelter ID
Tin	Alpha Assembly Solutions Inc	UNITED STATES OF AMERICA	CID000292
Tin	Aurubis Beerse	BELGIUM	CID002773
Tin	Aurubis Berango	SPAIN	CID002774
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	CID002180
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL	CID003486
Tin	CRM Synergies EMEA, S.L.U.	SPAIN	CID003524
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	Dongguan Best Alloys Co., Ltd.	CHINA	CID000377
Tin	Dowa	JAPAN	CID000402
Tin	Empresa Metallurgica Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fabrica Auricchio Industria e Comercio Ltda.	BRAZIL	CID003582
Tin	Fenix Metals	POLAND	CID000468
Tin	Minsur	PERU	CID001182
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA	CID004754
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA	CID004434
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	CID004065
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	P Kay Metal, Inc	UNITED STATES OF AMERICA	CID005189
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	CID003868
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Super Ligas	BRAZIL	CID002756
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN	CID004403
Tin	Thaisarco	THAILAND	CID001898

Exhibit 1.01

Metal	Smelter Name	Country	Smelter ID
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Woodcross Smelting Company Limited	UGANDA	CID004724
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	CID002513
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Cronimet Brasil Ltda	BRAZIL	CID003468
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	CID003609
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	CID003417
Tungsten	Global Tungsten & Powders LLC	UNITED STATES OF AMERICA	CID000568
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	VIET NAM	CID004619
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID004397
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA	CID004430
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM	CID003993
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082

V.Future Due Diligence

We intend to continue communicating our expectations and data requirements to our direct suppliers. Over time, we anticipate that the global availability of traceability and sourcing information for these minerals will expand, enhancing our supply chain visibility. We will continue to inquire with our direct suppliers regarding the ultimate sources of these raw materials, and will undertake additional risk assessments as new facts or circumstances arise. If a supplier fails to meet our responsible sourcing expectations, we will work collaboratively with them, leveraging industry-wide programs where appropriate, to build their capacity. We expect our direct suppliers to implement similar due diligence measures with their own upstream suppliers to ensure alignment throughout our entire supply chain.

In addition to the actions noted elsewhere in this report, we expect to undertake the following steps during the next compliance period:

●Review and update our Conflict Minerals Policy, as necessary.
●Review and refine supplier and internal team member training materials, as necessary.
●Continue collecting supplier disclosures utilizing the most recent revision of the CMRT.
●Engage with suppliers that did not provide a response in prior year(s) or provided incomplete responses to enhance our data collection for 2026.
●Monitor and track performance of our risk mitigation efforts, including the performance of suppliers deemed high-risk.
●Request product-level or user-defined level disclosures from suppliers, where feasible, to obtain more granular sourcing data.

Exhibit 1.01
●Compare and validate RCOI results against data from independent third-party audit programs, such as the RMI, and through our own coordinated outreach to smelters.
●Encourage responsible sourcing from the DRC and its adjoining countries, while monitoring global developments and emerging standards across all regions applicable to our supply chain.
●Track emerging supply chain challenges that impact the RMI audit status of smelters and refiners.
●Continue supporting the initiatives of industry groups, like the RMI, to strengthen broader institutional due diligence efforts.

Exhibit 1.01

APPENDIX I – Countries of Origin

The information provided in this Appendix is based on the information collected from the Company’s suppliers.

Australia	Myanmar
Benin	Namibia
Bolivia	Nicaragua
Brazil	Niger
Burundi	Nigeria
Canada	Papua New Guinea
Chile	Peru
China	Philippines
Colombia	Portugal
Congo, Democratic Republic of the	Rwanda
Ethiopia	Sierra Leone
France	South Africa
Germany	Spain
Guyana	Sweden
India	Tanzania
Indonesia	Thailand
Japan	Uganda
Laos	United Kingdom
Liberia	United States of America
Madagascar	Uzbekistan
Malaysia	Vietnam
Mongolia	Zambia
Mozambique	Zimbabwe